Exhibit 22

SUBSIDIARY GUARANTORS OF THE COMPANY

1. MHO Holdings, LLC, a Florida limited liability company

2. MHO, LLC, a Florida limited liability company

3. M/I Homes First Indiana LLC, an Indiana limited liability company

4. M/I Homes of Austin, LLC, an Ohio limited liability company

5. M/I Homes of Central Ohio, LLC, an Ohio limited liability company

6. M/I Homes of Charlotte, LLC, a Delaware limited liability company

7. M/I Homes of Chicago, LLC, a Delaware limited liability company

8. M/I Homes of Cincinnati, LLC, an Ohio limited liability company

9. M/I Homes of DC, LLC, a Delaware limited liability company

10. M/I Homes of DFW, LLC, a Delaware limited liability company

11. M/I Homes of Florida, LLC, a Florida limited liability company

12. M/I Homes of Houston, LLC, a Delaware limited liability company

13. M/I Homes of Indiana, L.P., an Indiana limited partnership

14. M/I Homes of Orlando, LLC, a Florida limited liability company

15. M/I Homes of Raleigh, LLC, a Delaware limited liability company

16. M/I Homes of San Antonio, LLC, a Delaware limited liability company

17. M/l Homes of Tampa, LLC, a Florida limited liability company

18. M/I Homes of West Palm Beach, LLC, a Florida limited liability company

19. M/I Homes Second Indiana LLC, an Indiana limited liability company

20. M/I Homes Service, LLC, an Ohio limited liability company

21. M/I Homes of Delaware, LLC, a Delaware limited liability company

22. Northeast Office Venture, Limited Liability Company, a Delaware limited liability company

23. Prince Georges Utilities, LLC, a Maryland limited liability company

24. The Fields at Perry Hall, L.L.C., a Maryland limited liability company

25. Wilson Farm, L.L.C., a Maryland limited liability company

26. M/I Homes of Minneapolis/St. Paul, LLC, a Delaware limited liability company

27. M/I Homes of Sarasota, LLC, a Delaware limited liability company

28. M/I Homes of Alabama, LLC, a Delaware limited liability company

29. M/I Homes of Michigan, LLC, a Delaware limited liability company

30. M/I Homes of Nashville, LLC, a Delaware limited liability company